------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group     [GRAPHIC OMITTED]

------------------------------------------------------------------------------

                       Preliminary Collateral Termsheet
                                [$146,632,252]
                                  Approximate

                  Morgan Stanley Mortgage Loan Trust 2006-8AR
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-8AR
                                  Groups 2-3

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-
-------------------------------------------------------------------------------
000636.txt
----------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------

                                     Collateral Group 2

--------------------------------------------------------------------------------------------
                                        Product Type
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
COLLATERAL TYPE            LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO   (%)
--------------------------------------------------------------------------------------------
7 Yr Arms                      7        4,377,675.91             10.05    6.744   693 59.04
7 Yr Arms - IO 10 Yrs         60       36,309,148.19             83.38    6.659   712 74.73
7 Yr Arms - IO 7 Yrs           5        2,858,756.10              6.56    6.585   736 70.74
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662   711 72.89
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                                        Index Type(1)
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
INDEX TYPE                 LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%) FICO    (%)
--------------------------------------------------------------------------------------------
Libor - 6 Month               58       35,870,610.16             82.37    6.682  710  72.74
Libor - 1 Year                14        7,674,970.04             17.63    6.573  718  73.58
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------

(1) Please see Exhibit 1


--------------------------------------------------------------------------------------------
                                       Current Balance
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
RANGE OF PRINCIPAL     NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
BALANCES AS OF THE      MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
CUT-OFF DATE ($)           LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%) FICO    (%)
--------------------------------------------------------------------------------------------
200,000.01 - 300,000.00        2          524,364.52              1.20    6.446  697  70.24
300,000.01 - 400,000.00        3        1,074,313.94              2.47    6.676  689  75.04
400,000.01 - 500,000.00       22        9,991,938.14             22.95    6.689  710  78.03
500,000.01 - 600,000.00       19       10,466,650.00             24.04    6.614  720  76.75
600,000.01 - 700,000.00       11        7,064,673.50             16.22    6.598  708  69.11
700,000.01 - 800,000.00        5        3,677,622.02              8.45    6.603  703  77.17
800,000.01 - 900,000.00        3        2,527,000.00              5.80    6.703  718  71.74
900,000.01 - 1,000,000.00      4        3,999,080.19              9.18    6.594  736  61.28
1,000,000.01 - 1,500,000.00    2        2,464,937.89              5.66    6.811  693  65.31
1,500,000.01 >=                1        1,755,000.00              4.03    7.125  677  65.00
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------
Minimum:$224,656.10
Maximum: $1,755,000.00
Average: $604,799.73

--------------------------------------------------------------------------------------------
                                 Remaining Term to Maturity
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
RANGE OF MONTHS         MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
REMAINING                  LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%) FICO    (%)
--------------------------------------------------------------------------------------------
241 - 360                     72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------
Minimum: 349
Maximum: 360
Weighted Average: 358







------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
                                          Seasoning
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
RANGE OF SEASONING      MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
(Months)                   LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%) FICO    (%)
--------------------------------------------------------------------------------------------
0                              1          479,000.00              1.10    6.375  677  72.58
1 - 3                         65       40,304,610.16             92.56    6.688  713  72.99
4 - 6                          4        2,219,000.00              5.10    6.265  699  69.86
7 - 9                          1          224,656.10              0.52    6.875  638  75.00
10 - 12                        1          318,313.94              0.73    6.500  732  80.00
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------
Minimum: 0
Maximum: 11
Weighted Average: 2

--------------------------------------------------------------------------------------------
                                  Original Term to Maturity
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
RANGE OF MONTHS AT      MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
ORIGINATION                LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%) FICO    (%)
--------------------------------------------------------------------------------------------
241 - 360                     72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------
Minimum: 360
Maximum: 360
Weighted Average: 360

--------------------------------------------------------------------------------------------
                                        Mortgage Rate
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
RANGE OF CURRENT        MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
MORTGAGE  RATES (%)        LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO   (%)
--------------------------------------------------------------------------------------------
5.001 - 5.500                  1          530,000.00              1.22    5.500   707 60.85
5.501 - 6.000                  4        2,050,500.00              4.71    5.911   733 72.02
6.001 - 6.500                 17       10,393,434.36             23.87    6.394   732 75.57
6.501 - 7.000                 46       27,078,013.70             62.18    6.785   705 72.36
7.001 - 7.500                  4        3,493,632.14              8.02    7.125   688 71.32
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662   711 72.89
--------------------------------------------------------------------------------------------
Minimum: 5.500%
Maximum: 7.125%
Weighted Average: 6.662%

--------------------------------------------------------------------------------------------
                              Original Loan-to-Value Ratios(1)
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
RANGE OF ORIGINAL      NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
LOAN-TO-VALUE RATIOS    MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
(%)                        LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%) FICO    (%)
--------------------------------------------------------------------------------------------
30.01 - 35.00                  1          648,311.62              1.49    6.750  677  32.50
35.01 - 40.00                  1          648,849.88              1.49    6.625  680  39.16
50.01 - 55.00                  1          999,080.19              2.29    6.625  721  54.35
55.01 - 60.00                  1          813,000.00              1.87    6.625  679  56.07
60.01 - 65.00                  8        7,546,187.89             17.33    6.634  720  63.41
65.01 - 70.00                  6        3,508,708.42              8.06    6.627  713  67.98
70.01 - 75.00                 10        5,520,278.12             12.68    6.715  677  73.87
75.01 - 80.00                 44       23,861,164.08             54.80    6.666  719  79.74
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------
Minimum: 32.50%
Maximum: 80.00%
Weighted Average: 72.89%
(1)   Please see Exhibit 1






------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
                                FICO Score at Origination(1)
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
RANGE OF FICO SCORES       LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO   (%)
--------------------------------------------------------------------------------------------
601 - 625                      1          445,000.00              1.02    7.125   620 74.17
626 - 650                      3        1,361,056.10              3.13    6.822   645 76.87
651 - 675                     13        6,954,598.02             15.97    6.712   667 77.20
676 - 700                     13        9,280,161.39             21.31    6.789   681 65.58
701 - 725                     14        9,676,680.19             22.22    6.645   714 72.30
726 - 750                     14        7,281,614.50             16.72    6.642   738 74.98
751 - 775                      9        5,942,220.00             13.65    6.426   760 76.18
776 - 800                      4        2,168,250.00              4.98    6.544   788 72.69
801 - 825                      1          436,000.00              1.00    6.750   804 80.00
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662   711 72.89
--------------------------------------------------------------------------------------------
Minimum: 620
Maximum: 804
Weighted Average: 711

(1) Please see Exhibit 1



--------------------------------------------------------------------------------------------
                                   Geographic Distribution
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
STATE                      LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO   (%)
--------------------------------------------------------------------------------------------
California                    54       32,551,029.97             74.75    6.719   707 73.75
Florida                        4        2,684,000.00              6.16    6.626   738 70.56
New Jersey                     3        2,484,656.10              5.71    6.610   701 67.43
New York                       3        1,219,000.00              2.80    6.175   692 75.90
Illinois                       2        1,122,000.00              2.58    6.225   754 70.95
Hawaii                         1          999,080.19              2.29    6.625   721 54.35
Minnesota                      1          667,500.00              1.53    6.000   752 74.66
Texas                          1          580,000.00              1.33    6.500   746 80.00
Maryland                       1          520,000.00              1.19    6.750   779 80.00
Virginia                       1          400,000.00              0.92    6.750   653 66.67
Other                          1          318,313.94              0.73    6.500   732 80.00
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662   711 72.89
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                                      Occupancy Status
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
OCCUPANCY STATUS           LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO   (%)
--------------------------------------------------------------------------------------------
Primary                       67       40,171,936.07             92.25    6.682   709 73.76
Investment                     3        2,055,330.19              4.72    6.436   755 59.82
Second Home                    2        1,318,313.94              3.03    6.405   715 66.73
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662   711 72.89
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                                     Documentation Type
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
INCOME  DOCUMENTATION      LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO   (%)
--------------------------------------------------------------------------------------------
Limited                       51       31,048,406.65             71.30    6.706   713 74.90
Full/Alt                       8        4,795,600.00             11.01    6.455   716 75.70
No Documentation               5        3,075,161.50              7.06    6.369   690 50.12
No Ratio                       5        2,605,842.02              5.98    6.682   717 74.12
Stated Documentation           3        2,020,570.03              4.64    6.910   697 68.31
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662   711 72.89
--------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
                                        Loan Purpose
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
PURPOSE                    LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO   (%)
--------------------------------------------------------------------------------------------
Purchase                      39       21,527,622.50             49.44    6.627   719 77.57
Refinance - Cashout           26       17,056,605.61             39.17    6.709   703 69.79
Refinance - Rate Term          7        4,961,352.09             11.39    6.655   706 63.20
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662   711 72.89
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                                        Property Type
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
PROPERTY TYPE              LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%) FICO    (%)
--------------------------------------------------------------------------------------------
Single Family Residence       47       27,289,704.31             62.67    6.643  706  73.08
Planned Unit Development      16       11,115,669.76             25.53    6.759  722  71.68
Condominium                    6        3,606,206.13              8.28    6.639  712  72.89
2-4 Family                     3        1,534,000.00              3.52    6.363  733  78.13
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                                   Prepayment Charge Term
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
PREPAYMENT CHARGE      NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
TERM AT ORIGINATION     MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
(MOS.)                     LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%) FICO    (%)
0                             30       16,925,670.27             38.87    6.591  712  70.83
6                             15       10,523,920.02             24.17    6.731  702  73.93
24                             1        1,204,937.89              2.77    6.875  680  60.40
36                            25       14,435,052.02             33.15    6.680  718  75.36
60                             1          456,000.00              1.05    6.625  771  80.00
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                                     Conforming Balance
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
CONFORMING BALANCE         LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%) FICO    (%)
--------------------------------------------------------------------------------------------
Non-Conforming Balance        65       41,062,901.74             94.30    6.673  712  72.71
Conforming Balance             7        2,482,678.46              5.70    6.480  701  75.79
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                     Maximum Mortgage Rates of the Adjustable-Rate Loans
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
RANGE OF MAXIMUM        MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
MORTGAGE RATES (%)         LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%) FICO    (%)
--------------------------------------------------------------------------------------------
10.001 - 10.500                1          530,000.00              1.22    5.500  707  60.85
11.001 - 11.500                3        1,654,313.94              3.80    6.434  743  80.00
11.501 - 12.000                6        3,691,437.89              8.48    6.324  724  69.17
12.001 - 12.500               14        8,739,120.42             20.07    6.387  730  74.73
12.501 - 13.000               44       25,437,075.81             58.41    6.782  704  72.80
13.001 - 13.500                4        3,493,632.14              8.02    7.125  688  71.32
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------
Minimum: 10.500%
Maximum: 13.125%
Weighted Average: 12.574%




------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
                     Minimum Mortgage Rates of the Adjustable-Rate Loans
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
RANGE OF MINIMUM        MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
MORTGAGE RATES (%)         LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%) FICO    (%)
--------------------------------------------------------------------------------------------
2.001 - 2.500                 70       41,880,642.31             96.18    6.653  713  73.17
3.001 - 3.500                  1        1,204,937.89              2.77    6.875  680  60.40
4.501 - 5.000                  1          460,000.00              1.06    7.000  674  80.00
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------
Minimum: 2.250%
Maximum: 5.000%
Weighted Average: 2.303%

--------------------------------------------------------------------------------------------
                         Gross Margins of the Adjustable-Rate Loans
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
RANGE OF GROSS         NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
MARGINS                 MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
(%)                        LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%) FICO    (%)
--------------------------------------------------------------------------------------------
2.001 - 2.500                 71       42,340,642.31             97.23    6.656  712  73.24
3.001 - 3.500                  1        1,204,937.89              2.77    6.875  680  60.40
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------
Minimum: 2.250%
Maximum: 3.125%
Weighted Average: 2.274%

-------------------------------------------------------------------------------------------
                 Months to Next Adjustment Date of the Adjustable-Rate Loans
-------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
MONTHS TO NEXT          MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
ADJUSTMENT                 LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO   (%)
--------------------------------------------------------------------------------------------
72 - 77                        2          542,970.04              1.25    6.655  693  77.93
78 - 83                       69       42,523,610.16             97.65    6.666  712  72.83
84 - 89                        1          479,000.00              1.10    6.375  677  72.58
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------
Minimum: 73
Maximum: 84
Weighted Average:82

--------------------------------------------------------------------------------------------
                      Initial Periodic Cap of the Adjustable-Rate Loans
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
INITIAL PERIODIC        MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
CAP (%)                    LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO   (%)
--------------------------------------------------------------------------------------------
4.501 - 5.000                  6        3,825,251.83              8.78    6.479  725  71.17
5.501 - 6.000                 66       39,720,328.37             91.22    6.680  710  73.05
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------
Minimum: 5.000%
Maximum: 6.000%
Weighted Average: 5.912%










------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
                          Periodic Cap of the Adjustable-Rate Loans
--------------------------------------------------------------------------------------------
                                           PRINCIPAL
                       NUMBER OF             BALANCE    % OF PRINCIPAL    GROSS
PERIODIC                MORTGAGE           AS OF THE     BALANCE AS OF   COUPON        OLTV
CAP (%)                    LOANS        CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO   (%)
--------------------------------------------------------------------------------------------
0.501 - 1.000                  2        1,734,937.89              3.98    6.455  688  60.54
1.501 - 2.000                 70       41,810,642.31             96.02    6.671  712  73.40
--------------------------------------------------------------------------------------------
Total:                        72       43,545,580.20            100.00    6.662  711  72.89
--------------------------------------------------------------------------------------------
Minimum: 1.000
Maximum: 2.000
Weighted Average: 1.960%


    Note: All characteristics are preliminary and are subject to the final collateral pool




------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



                                     Collateral Group 3

-------------------------------------------------------------------------------------------
                                        Product Type
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
COLLATERAL TYPE            LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
10 Yr Arms                    18     10,369,443.95             10.06    6.864   707  71.27
10 Yr Arms - IO 10 Yrs       164     91,961,454.74             89.21    6.862   701  75.38
10-6 Arm Baln30/40             2        755,772.83              0.73    6.820   680  77.20
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                       Index Type(1)
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
INDEX TYPE                 LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
Libor - 6 Month              167     94,649,515.59             91.82    6.870   701  75.17
Libor - 1 Year                17      8,437,155.93              8.18    6.769   705  72.77
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------

(1) Please see Exhibit 1

-------------------------------------------------------------------------------------------
                                      Current Balance
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
RANGE OF PRINCIPAL     NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
BALANCES AS OF THE      MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
CUT-OFF DATE ($)           LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
100,000.01 - 200,000.00        3        504,447.72              0.49    6.820   697  50.40
200,000.01 - 300,000.00        4      1,026,405.46              1.00    6.885   659  78.87
300,000.01 - 400,000.00       10      3,569,902.30              3.46    6.746   666  75.53
400,000.01 - 500,000.00       66     30,016,539.56             29.12    6.809   703  77.17
500,000.01 - 600,000.00       52     28,491,670.38             27.64    6.797   709  75.86
600,000.01 - 700,000.00       21     13,567,706.10             13.16    6.917   704  75.00
700,000.01 - 800,000.00        9      6,821,000.00              6.62    6.911   704  73.50
800,000.01 - 900,000.00        6      5,226,500.00              5.07    6.919   690  73.28
900,000.01 - 1,000,000.00     11     10,677,500.00             10.36    7.051   694  71.78
1,000,000.01 - 1,500,000.00    1      1,495,000.00              1.45    7.000   681  65.00
1,500,000.01 >=                1      1,690,000.00              1.64    7.000   696  65.00
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Minimum: $150,500.00
Maximum: $1,690,000.00
Average: $560,253.65

-------------------------------------------------------------------------------------------
                                 Remaining Term to Maturity
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
RANGE OF MONTHS         MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
REMAINING                  LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
241 - 360                    184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Minimum: 353
Maximum: 360
Weighted Average: 359








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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
                                         Seasoning
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
RANGE OF SEASONING      MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
(Months)                   LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
0                             22     14,613,750.00             14.18    6.983   695  74.83
1 - 3                        154     85,464,023.75             82.91    6.845   703  75.04
4 - 6                          5      1,768,947.72              1.72    6.734   666  74.27
7 - 9                          3      1,239,950.05              1.20    6.742   721  73.39
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Minimum: 0
Maximum: 7
Weighted Average: 1

-------------------------------------------------------------------------------------------
                                 Original Term to Maturity
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
RANGE OF MONTHS AT      MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
ORIGINATION                LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
241 - 360                    184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Minimum: 360
Maximum: 360
Weighted Average: 360

-------------------------------------------------------------------------------------------
                                       Mortgage Rate
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
RANGE OF CURRENT        MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
MORTGAGE  RATES (%)        LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
5.501 - 6.000                  4      1,975,875.71              1.92    5.834   733  74.47
6.001 - 6.500                 34     17,444,560.17             16.92    6.426   725  75.45
6.501 - 7.000                 95     53,822,606.98             52.21    6.824   700  74.05
7.001 - 7.500                 51     29,843,628.66             28.95    7.253   687  76.41
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Minimum: 5.625%
Maximum: 7.375%
Weighted Average: 6.862%

-------------------------------------------------------------------------------------------
                              Original Loan-to-Value Ratios(1)
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
RANGE OF ORIGINAL      NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
LOAN-TO-VALUE RATIOS    MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
(%)                        LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
<= 30.00                       1        194,000.00              0.19    6.750   677  10.78
40.01 - 45.00                  2      1,135,000.00              1.10    6.808   726  42.92
45.01 - 50.00                  2      1,025,568.43              0.99    6.594   738  48.69
55.01 - 60.00                  5      4,115,500.00              3.99    6.800   695  58.52
60.01 - 65.00                 17     12,260,871.88             11.89    6.810   697  64.29
65.01 - 70.00                 12      6,129,302.80              5.95    6.943   702  68.56
70.01 - 75.00                 21     12,806,691.00             12.42    6.826   701  74.17
75.01 - 80.00                122     64,582,587.41             62.65    6.876   702  79.84
80.01 - 85.00                  1        424,150.00              0.41    7.375   703  85.00
85.01 - 90.00                  1        413,000.00              0.40    7.000   653  89.98
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Minimum: 10.78%
Maximum: 89.98%
Weighted Average: 74.98%
(2)   Please see Exhibit 1






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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
                                     Mortgage Insurance
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
MORTGAGE INSURANCE      MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
FOR LOANS OVER 80 LTV      LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
Mortgage Insurance             2        837,150.00            100.00    7.190   678  87.46
-------------------------------------------------------------------------------------------
Total:                         2        837,150.00            100.00    7.190   678  87.46
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                FICO Score at Origination(1)
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
RANGE OF FICO SCORES       LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
601 - 625                      5      2,383,745.53              2.31    6.903   623  70.22
626 - 650                     18      8,234,424.78              7.99    6.904   640  73.16
651 - 675                     37     20,818,494.32             20.20    6.977   665  77.22
676 - 700                     47     28,896,465.10             28.03    6.947   690  73.89
701 - 725                     24     12,937,513.33             12.55    6.738   712  76.25
726 - 750                     24     14,789,290.38             14.35    6.790   740  75.46
751 - 775                     18      9,590,604.85              9.30    6.704   763  75.87
776 - 800                      8      3,630,511.63              3.52    6.656   785  72.78
801 - 825                      3      1,805,621.60              1.75    6.653   806  67.82
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Minimum: 620
Maximum: 810
Weighted Average: 701
(1)  Please see Exhibit 1



-------------------------------------------------------------------------------------------
                                  Geographic Distribution
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
STATE                      LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
California                   138     79,466,935.62             77.09    6.842   707  74.49
New York                      29     15,117,433.61             14.66    6.969   674  76.76
Arizona                        4      2,121,747.72              2.06    6.706   736  75.84
Florida                        2      1,034,000.00              1.00    6.657   739  75.31
Maryland                       2        988,000.00              0.96    7.213   666  79.36
Connecticut                    1        940,000.00              0.91    7.250   695  80.00
Nevada                         2        789,950.05              0.77    6.952   679  75.76
Colorado                       2        778,800.00              0.76    6.605   673  80.00
Illinois                       1        512,000.00              0.50    7.250   674  80.00
Georgia                        1        472,800.00              0.46    6.875   661  80.00
Other                          2        865,004.52              0.84    6.565   710  65.03
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                      Occupancy Status
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
OCCUPANCY STATUS           LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
Primary                      166     92,302,699.34             89.54    6.852   701  75.76
Investment                    17     10,177,197.07              9.87    6.938   713  68.50
Second Home                    1        606,775.11              0.59    7.125   639  65.00
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------






------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
                                     Documentation Type
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
INCOME DOCUMENTATION       LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
Limited                      121     69,807,294.32             67.72    6.853   702  75.95
No Ratio                      29     14,786,952.24             14.34    6.964   694  77.12
Full/Alt                      15      8,602,678.50              8.35    6.579   686  73.20
No Documentation              12      6,183,323.49              6.00    6.949   734  61.88
Stated Documentation           7      3,706,422.97              3.60    7.136   691  74.04
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                        Loan Purpose
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
PURPOSE                    LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
Purchase                     106     56,252,633.32             54.57    6.815   707  78.51
Refinance - Cashout           69     41,902,133.68             40.65    6.939   695  70.82
Refinance - Rate Term          9      4,931,904.52              4.78    6.746   689  69.96
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                       Property Type
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
PROPERTY TYPE              LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
Single Family Residence      110     60,552,034.87             58.74    6.842   705  75.85
2-4 Family                    35     20,514,005.27             19.90    6.966   681  72.69
Planned Unit Development      30     17,258,984.60             16.74    6.859   705  75.01
Condominium                    9      4,761,646.78              4.62    6.678   728  73.58
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                   Prepayment Charge Term
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
PREPAYMENT CHARGE      NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
TERM AT ORIGINATION     MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
(MOS.)                     LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
0                             98     55,673,443.05             54.01    6.888   696  75.03
6                             41     23,437,552.49             22.74    6.822   714  73.73
12                             4      2,065,168.08              2.00    7.209   663  72.78
36                            41     21,910,507.90             21.25    6.805   705  76.39
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                     Conforming Balance
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
                        MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
CONFORMING BALANCE         LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
Non-Conforming Balance       147     88,778,907.87             86.12    6.861   706  74.80
Conforming Balance            37     14,307,763.65             13.88    6.865   670  76.06
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------








------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
                    Maximum Mortgage Rates of the Adjustable-Rate Loans
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
RANGE OF MAXIMUM        MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
MORTGAGE RATES (%)         LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
10.501 - 11.000                1        535,000.00              0.52    5.625   760  79.97
11.001 - 11.500                3      1,389,180.55              1.35    6.457   768  79.89
11.501 - 12.000                8      3,773,825.71              3.66    6.483   704  72.27
12.001 - 12.500               33     16,935,489.20             16.43    6.470   719  75.10
12.501 - 13.000               90     51,489,656.98             49.95    6.823   701  74.13
13.001 - 13.500               48     28,313,519.08             27.47    7.254   687  76.64
20.001 - 20.500                1        650,000.00              0.63    7.125   698  67.36
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Minimum: 10.625%
Maximum: 20.500%
Weighted Average: 12.859%

-------------------------------------------------------------------------------------------
                    Minimum Mortgage Rates of the Adjustable-Rate Loans
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
RANGE OF MINIMUM        MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
MORTGAGE RATES (%)         LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
2.001 - 2.500                181    101,500,703.44             98.46    6.856   702  75.05
2.501 - 3.000                  2      1,182,775.11              1.15    7.186   653  72.30
7.001 - 7.500                  1        403,192.97              0.39    7.375   667  65.61
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Minimum: 2.250%
Maximum: 7.375%
Weighted Average: 2.277%

-------------------------------------------------------------------------------------------
                         Gross Margins of the Adjustable-Rate Loans
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
RANGE OF GROSS         NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
MARGINS                 MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
(%)                        LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
2.001 - 2.500                181    101,500,703.44             98.46    6.856   702  75.05
2.501 - 3.000                  3      1,585,968.08              1.54    7.234   656  70.60
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Minimum: 2.250%
Maximum: 2.750%
Weighted Average: 2.258%

-------------------------------------------------------------------------------------------
                Months to Next Adjustment Date of the Adjustable-Rate Loans
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
MONTHS TO NEXT          MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
ADJUSTMENT                 LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
108 - 113                      3      1,239,950.05              1.20    6.742   721  73.39
114 - 119                    159     87,232,971.47             84.62    6.843   702  75.02
120 - 125                     22     14,613,750.00             14.18    6.983   695  74.83
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Minimum: 113
Maximum:120
Weighted Average: 119






------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
                     Initial Periodic Cap of the Adjustable-Rate Loans
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
INITIAL PERIODIC        MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
CAP (%)                    LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
-------------------------------------------------------------------------------------------
4.501 - 5.000                 11      5,137,240.13              4.98    6.688   720  75.67
5.501 - 6.000                173     97,949,431.39             95.02    6.871   700  74.94
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Minimum: 5.000%
Maximum: 6.000%
Weighted Average: 5.950%

-------------------------------------------------------------------------------------------
                         Periodic Cap of the Adjustable-Rate Loans
-------------------------------------------------------------------------------------------
                                         PRINCIPAL
                       NUMBER OF           BALANCE    % OF PRINCIPAL    GROSS
PERIODIC                MORTGAGE         AS OF THE     BALANCE AS OF   COUPON         OLTV
CAP (%)                    LOANS      CUT-OFF DATE  THE CUT-OFF DATE      (%)  FICO    (%)
1.501 - 2.000                184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Total:                       184    103,086,671.52            100.00    6.862   701  74.98
-------------------------------------------------------------------------------------------
Minimum: 2.000%
Maximum: 2.000%
Weighted Average: 2.000%


    Note: All characteristics are preliminary and are subject to the final collateral pool








------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------




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Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder. For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained
---------------------------------
herein are the property of their respective owners.

This material may not be sold or redistributed without the prior written consent of Morgan Stanley.




------------------------------------------------------------------------------
(C) 2005 Morgan Stanley
------------------------------------------------------------------------------

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MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------

                             Preliminary Termsheet
                                 [$8,798,000]
                                  Approximate

                  Morgan Stanley Mortgage Loan Trust 2006-8AR
                               (Issuing Entity)

        Mortgage Pass-Through Certificates, Series 2006-8AR Groups 2-3
           Class II-B-1, Class II B-2 and Class II-B-3 Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/ 762153/000091412106000636/0000914121-06-000636.txt

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------


                           $8,798,000 (Approximate)
                  Morgan Stanley Mortgage Loan Trust 2006-8AR
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-8AR
                      Groups 2-3 Subordinate Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)

                            Transaction Highlights



                                                                                    Initial   Initial
Offered                             Expected     Avg Life    Payment Window   Subordination   Pass-Through
Classes   Description   Balance(2)   Ratings   to Mty (1)        to Mty (1)       Level (3)   Rate
-------   -----------   ----------  --------   ----------    --------------   -------------   ------------
2-A       Senior
3-A       Senior                                Not Offered Hereby
A-R       Residual
II-B-1    Subordinate   $3,740,000    AA/Aa2         6.13            1-360            5.55%     [6.43%](4)
II-B-2    Subordinate   $2,859,000      A/A2         6.13            1-360            3.60%     [6.43%](4)
II-B-3    Subordinate   $2,199,000  BBB/Baa2         6.13            1-360            2.10%     [6.43%](4)
II-B-4    Subordinate
II-B-5    Subordinate                           Not Offered Hereby
II-B-6    Subordinate



Notes:

      (1)   Based on 100% of the prepayment assumption as described herein.

      (2)   Bond sizes subject to a variance of plus or minus 10%.

      (3) Subordination Levels are preliminary, subject to final Rating Agency approval and will have a variance of plus or minus 1.50%.

      (4) The pass-through rate for each class of aggregate group II subordinated certificates for any distribution date will be a per annum rate equal to the sum of: (1) the weighted average net mortgage rate on the group 2 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 2 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 2 certificates immediately prior to that distribution date and (2) the weighted average net mortgage rate on the group 3 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 3 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 3 certificates immediately prior to that distribution date; divided by the aggregate of the class principal balances of the aggregate group II subordinated certificates immediately prior to that distribution date. The pass-through rate for each class of aggregate group II subordinated certificates for the first distribution date will be a per annum rate of approximately [6.43%].




-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------


Issuing Entity:    Morgan Stanley Mortgage Loan Trust 2006-8AR

Depositor:         Morgan Stanley Capital I Inc.  The offered certificates
                   will be issued under the depositor's registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:           Morgan Stanley Mortgage Capital Inc.

Originators:       Morgan Stanley Mortgage Capital Inc., the Sponsor, is
                   expected to be the originator for approximately 99.27% and 100.00% of the Mortgage Loans in Loan Group 2 (the "Group 2
                   Mortgage Loans") and Loan Group 3 (the "Group 3 Mortgage
                   Loans") respectively, by principal balance.

Servicers:         GMAC  Mortgage  Corporation  is expected to be the initial servicer  of  100.00%  of both  the  Group  2 and  Group 3
                   Mortgage Loans, by principal balance.  See Exhibit 2.

Servicing Fee:     The Servicing Fee Rate for Group 2 is expected to be
                   approximately 0.375% per annum.

                   The Servicing Fee Rate for Group 3 is expected to be approximately 0.375% per annum.

                   For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date. From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians' ongoing (safekeeping and loan file release only) fees.

Servicer
Remittance Date:   Generally,   the  18th  of  the   month   in   which   the
                   Distribution Date occurs.
Master Servicer/
Securities
Administrator:     Wells Fargo Bank, National Association.

Trustee:           LaSalle Bank, National Association.

Managers:          Morgan Stanley (sole lead manager).

Rating Agencies:   The Offered Certificates are expected to be rated by
                   Standard & Poor's and Moodys Investors Service, Inc.

Offered            The Class II-B-1, Class II-B-2 and Class II-B-3
Certificates:      Certificates.

Senior
Certificate Group: The Group 2 Senior Certificates and Group 3 Senior
                   Certificates.

Senior
Certificates:      Collectively, the Group 2 Senior Certificates and Group 3
                   Senior Certificates or any classes of certificates resulting from the division of a Group 2 or Group 3 Senior
                   Certificate and having a distribution priority over the Aggregate Group II Subordinate Certificates.

Group 2 Senior
Certificates:      The Class 2-A and Class A-R Certificates.

Group 3 Senior
Certificates:      The Class 3-A Certificates.

Class II-B
Certificates:      The Class II-B-1, Class II-B-2, Class II-B-3, Class
                   II-B-4, Class II-B-5, and Class II-B-6 Certificates.

Aggregate Group
II Subordinate
Certificates:      The Class II-B Certificates.



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------

Aggregate Group
II Certificates:   The Group 2 Senior Certificates and Group 3 Senior
                   Certificates and the Aggregate Group II Subordinate
                   Certificates. Such certificates many be referred to individually or collectively as certificates in "Aggregate
                   Group II."

Other
Certificates:      It is anticipated that other classes of certificates will
                   be issued by the Issuing Entity, including other groups of Senior Certificates (each a "Senior Certificate Group"), and other groups of subordinate certificates (each an "Aggregate Subordinated Certificate Group"). There will be no cross collateralization between the Aggregate Group II
                   Certificates and any other classes of certificates.

Relationship       The certificates with a "2" prefix and the Class A-R
between Loan       Certificates are sometimes referred to as the group 2
Groups and         senior certificates and they correspond to the mortgage
Certificate        loans in loan group 2. The certificates with a "3"
Groups:            prefix are sometimes referred to as the group 3 senior
                   certificates and they correspond to the mortgage loans in loan group 3. The Aggregate Group II Subordinate
                   Certificates relate to loan group 2 and loan group 3.

Expected Closing
Date: May 31, 2006 through DTC and, upon request only, through Euroclear or Clearstream.

Cut-off Date:      May 1, 2006.

Forms and
Denomination:      The Offered Certificates will be issued in book-entry
                   form and in minimum dollar denominations of $25,000, with an additional increment of $1,000.

CPR: "CPR" represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.

Prepayment
Assumption:        25% CPR.

Record Date:       For the Offered Certificates and any Distribution
                   Date, the business day immediately preceding that Distribution Date, or if the Offered Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution
                   Date.

Accrual Period:    The interest accrual period (the "Accrual Period")
                   for each class of certificates and any distribution date is the calendar month immediately prior to the month in which the relevant distribution date occurs. Interest is required to be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distribution
Dates: The 25th of each month, or if such day is not a business day, on the next business day, beginning in June 2006.

Last Scheduled
Distribution Date: The Distribution Date occurring in [June 2036].

Clean-Up Call:     The terms of the transaction allow for a purchase of the
                   Aggregate Loan Group II Mortgage Loans resulting in the retirement of the Aggregate Group II Certificates once the aggregate principal balance of the Aggregate Loan
                   Group II Mortgage Loans is equal to 1% or less of aggregate principal balance of the Aggregate Loan Group
                   II Mortgage Loans as of the Cut-off Date (the "Clean-Up
                   Call Date"). The Master Servicer may assign its right to the Clean-Up Call to another party.



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------


Aggregate Loan
Groups: Aggregate Loan Group I consists of mortgage loans in Group 1. Certificates relating to that group are not offered hereby.

                   Aggregate Loan Group II consists of mortgage loans from Group 2 and Group 3.

                   Aggregate Loan Group III consists of mortgage loans from Group 4, Group 5, and Group 6. Certificates relating to that group are not offered hereby.

Group 2 Mortgage
Loans: As of the Cut-off Date, the Group 2 Mortgage Loans consist of 72 adjustable rate residential, first-lien mortgage loans. The aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date will be approximately $43,545,580.


Group 3 Mortgage
Loans: As of the Cut-off Date, the Group 3 Mortgage Loans consist of 184 adjustable rate residential, first-lien mortgage loans. The aggregate principal balance of the Group 3 Mortgage Loans as of the Cut-off Date will be approximately $103,086,672.

Substitution
Adjustment Amount: The amount by which the balance of any Mortgage Loan that is repurchased from the trust exceeds the balance of any Mortgage Loan which is then substituted. The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated
Mortgage Loan:     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan
                   as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:     A "Realized Loss" for a Liquidated Mortgage Loan is
                   the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related
                   Mortgage Loan.

REO Property:      Real estate owned by the issuing entity.

Depositor's
Option to
Purchase Breached
Mortgage Loans:    The Depositor has the option, but is not obligated, to
                   purchase from the Issuing Entity any Breached Mortgage
                   Loan at the Purchase Price provided that certain conditions are met.

Breached Mortgage
Loan: A Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:    Purchase Price shall be 100% of the unpaid principal
                   balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master
                   Servicer related to the Mortgage Loan.

Delinquency:       As calculated using the MBA methodology, as of the
                   cut-off date, none of the Aggregate Group II Mortgage
                   Loans were more than 30 days' delinquent. No more than 2% of the Aggregate Group II Mortgage Loans by aggregate stated principal balance as of the cut-off date have been delinquent 30 days or more at least once since they were originated. The servicer of some of these mortgage loans has changed at least one time since they were originated. None of the Aggregate Group II Mortgage
                   Loans have been 60 or more days delinquent since they were originated. According to the MBA methodology, a mortgage loan increases its delinquency status if a scheduled monthly payment with respect to that mortgage loan is not received by the end of the day immediately preceding that mortgage loan's next due date.


-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------


Class Principal
Balance:           The "Class Principal Balance" of any Class of
                   Certificates as of any Distribution Date is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) the amount of Realized Losses (including Excess Losses) on the Mortgage Loans in the related Loan Group allocated to the Class.

Due Date:          "Due Date" means, with respect to a Mortgage Loan, the
                   day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period: "Prepayment Period" means for any Mortgage Loan and any
                   Distribution Date, the calendar month
                   preceding that Distribution Date.


Principal Amount:  The "Principal Amount" for any Distribution Date and each of Loan Group 2 and Loan Group 3 will equal the sum of:

                   1. all monthly payments of principal due on each Mortgage Loan (other than a liquidated mortgage loan) in the related Loan Group on the related Due Date,

                   2. the principal portion of the purchase price of each Mortgage Loan in the related Loan Group that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement or the related Originator pursuant to the related underlying mortgage loan purchase agreement as of the Distribution Date,

                   3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in the related Loan Group received with respect to the Distribution Date,

                   4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in the related Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                   5. with respect to each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

                   6. all partial and full principal prepayments by borrowers on the Mortgage Loans in the related Loan Group received during the related Prepayment Period, and

                   7. any subsequent recoveries (as further described in the Free Writing Prospectus under "Servicing of the Mortgage Loan - Subsequent Recoveries") on the Mortgage Loans in the related Loan Group received during the calendar month preceding the month of the Distribution Date.

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------



Senior Principal
Distribution
Amount: The "Senior Principal Distribution Amount" for any Distribution Date and Loan Group will equal the sum of


                   o the related Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Loan Group and that Distribution Date,

                   o for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                      o the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

                      o either (i) the related Senior Prepayment Percentage of the amount of the liquidation proceeds described in clause 5. of the Principal Amount of that Loan Group and Distribution Date allocable to principal received on the Mortgage Loan or (ii) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

                   o the sum of the related Senior Prepayment Percentage of amounts described in clauses 6. and 7. of the definition of Principal Amount for that Loan Group and that Distribution Date;

                   o any transfer payments received for that Loan Group and Distribution Date;

                   provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that Loan Group that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss.

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------


Subordinated
Principal
Distribution
Amount for the
Aggregate Group II
Subordinated
Certificates:      On each Distribution Date and with respect to all of the
                   Aggregate Group II Mortgage Loans, to the extent of
                   Available Funds available therefor, the Principal Amount for Loan Group 2 and Loan Group 3, up to the amount of the Subordinated Principal Distribution Amount for each Loan
                   Group of Aggregate Group II Mortgage Loans for the
                   Distribution Date, will be distributed as principal of the Aggregate Group II Subordinated Certificates. Except as provided below, each Class of Aggregate Group II
                   Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution
                   Amount from all of the Aggregate Group II Mortgage Loans
                   (based on its respective Class Principal Balance), in each case to the extent of the amount available from Available
                   Funds from all of the Aggregate Group II Mortgage Loans for distribution of principal. Distributions of principal of the Aggregate Group II Subordinated Certificates will be made sequentially to the Classes of Aggregate Group II
                   Subordinated Certificates, beginning with the Class II-B-1
                   Certificates, in the order of their numerical Class designations, in each case until their respective Class
                   Principal Balances are reduced to zero.

                   With respect to each Class of Aggregate Group II Subordinated Certificates (other than the Class of Aggregate Group II Subordinated Certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Aggregate Group II Subordinated Certificates which have higher numerical Class designations than such Class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full from any Loan Group of Aggregate Group II Mortgage Loans will be made to any of those Classes of Aggregate Group II Subordinated Certificates (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining Classes of Aggregate Group II Subordinated Certificates, pro rata, based upon their respective Class Principal Balances, and distributed in the sequential order described above.

                   The "Class Subordination Percentage" with respect to any Distribution Date and each Class of Aggregate Group II Subordinated Certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Principal Balance of the Class of Aggregate Group II Subordinated Certificates immediately before the Distribution Date, and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Aggregate Group II Certificates immediately before the Distribution Date. The approximate Original Applicable Credit Support Percentages for the Subordinated Certificates in Aggregate Certificate Group II on the date of issuance of the certificates are expected to be as follows:

                   The Aggregate Group II            Original Applicable Credit
                   Subordinated Certificates                 Support Percentage
                   ---------------------------       --------------------------
                   II-B-1                                               [8.10%]
                   II-B-2                                               [5.55%]
                   II-B-3                                               [3.60%]
                   II-B-4                                               [2.10%]
                   II-B-5                                               [1.15%]
                   II-B-6                                               [0.45%]


-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------


Subordinated
Principal
Distribution
Amount: The "Subordinated Principal Distribution Amount" for any Distribution Date and each of Loan Group 2 and Loan Group 3 will equal the sum of

                         o the Subordinated Percentage for that Loan Group of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Loan Group and that Distribution Date,

                         o for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that Loan Group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

                         o the related Subordinated Prepayment Percentage for that Loan Group of the sum of the amounts described in clauses 6. and 7. of the definition of Principal Amount for that Loan Group and that Distribution Date

                   Minus

                         o any Transfer Payments Made for that Loan Group;

                   provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Aggregate Group II Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinated Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinated Percentage of the principal portion of the Bankruptcy Loss.

                   On any Distribution Date after the first related Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by Loan Group of Aggregate Group II Mortgage Loans but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the Aggregate Group II Subordinated Certificates for such Distribution Date with respect to all of the Aggregate Group II Mortgage Loans as opposed to the Mortgage Loans only in the related Loan Group.

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------


The Aggregate
Group II
Certificates-
Transfer Payments  Transfer Payments due to disproportionate Realized Losses in one Loan Group. If on any Distribution Date the aggregate Class Principal Balance of the Aggregate Group
                   II Senior Certificates related to a Loan Group of
                   Aggregate Group II Mortgage Loans immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group of Aggregate Group II Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date (the "Undercollateralized Group"), then the following will occur:

                   o the Available Funds in each other Loan Group of Aggregate Group II Mortgage Loans that is not an Undercollateralized Group (each, an "Overcollateralized Group") will be reduced, after distributions of interest to the Aggregate Group II Senior Certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the Undercollateralized Group at the pass-through rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

                   o      the portion of the Available Funds in respect of
                         principal on the Mortgage Loans in the
                         Overcollateralized Group of Aggregate Group II Mortgage Loans, after distributions of principal to the Aggregate Group II Senior Certificates of each Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the Aggregate Group II Senior Certificates of each Undercollateralized Group until the Class Principal Balance of the Senior Certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group of Aggregate Group II Mortgage Loans

                   Consequently, the Aggregate Group II Subordinated Certificates will not receive any distributions of principal until each Undercollateralized Group of Aggregate Group II Mortgage Loans is no longer undercollateralized.

The Aggregate
Group II
Certificates-
Transfer Payments
(continued):       On each Distribution Date, the "Transfer Payment" for the
                   Undercollateralized Group of Aggregate Group II Mortgage
                   Loans will equal the excess, if any, of the Class
                   Principal Balance of the Aggregate Group II Senior
                   Certificates immediately prior to such Distribution Date related to such Principal Balance of the Mortgage Loans in such Loan Group of Aggregate Group II Mortgage Loans on the
                   Due Date in the month preceding the month of such Distribution Date. The Transfer Payment received by the
                   Undercollateralized Group is referred to as a "Transfer
                   Payment Received." The Transfer Payment made by the
                   Overcollateralized Group is referred to as a "Transfer
                   Payment Made."

                   All or a portion of the distributions to the Aggregate Group II Senior Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------



Senior Percentage: The "Senior Percentage" for any Senior Certificate Group
                   and Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates of such Senior Certificate Group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to such prior Due Date); provided, however, that on any Distribution Date after the first related Senior Termination Date, in the case of the Aggregate Group II Certificates, the Senior Percentage of the remaining Senior Certificate Group in Aggregate Certificate Group II is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of each class of Senior Certificates (other than the Notional Amount Certificates) of such remaining Senior Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of all Classes of Certificates (other than the Notional Amount Certificates) in that Aggregate Certificate Group immediately prior to such Distribution Date.

                   For any Distribution Date on and prior to the first related Senior Termination Date, the "Subordinated Percentage" for the portion of the Aggregate Group II Subordinated Certificates relating to Loan Group 2 and Loan Group 3 as applicable, in each case will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate Group relating to that Loan Group on such Distribution Date. After the first related Senior Termination Date, the Subordinated Percentage for the Aggregate Group II Subordinated Certificates will represent the entire interest of the Aggregate Group II Subordinated Certificates in Aggregate Loan Group II and will be calculated as the difference between 100% and the Senior Percentage for the Aggregate Group II Senior Certificates for such Distribution Date.

                   The "Aggregated Subordinated Percentage" for any Distribution Date and Aggregate Loan Group is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Principal Balance of the Subordinated Certificates in the related Aggregate Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans in that Aggregate Loan Group as of the Due Date in the month preceding the month of such Distribution Date.


-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------


Senior Prepayment
Percentage:        The "Senior Prepayment Percentage" of a Senior
                   Certificate Group for any Distribution Date occurring during the seven years beginning on the first Distribution
                   Date will equal 100%. Thereafter, the Senior Prepayment
                   Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior
                   Certificates in Aggregate Group II (other than the Notional
                   Amount Certificates) which receive these unscheduled payments of principal while, in the absence of Realized
                   Losses, increasing the interest in the Aggregate Group II
                   Mortgage Loans evidenced by the Aggregate Group II
                   Subordinate Certificates. Increasing the respective interest of the Subordinated Certificates relative to the Senior Certificates in Aggregate Group II is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

                   The Senior Prepayment Percentage for any Distribution Date and any Senior Certificate Group occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any Distribution Date the related Senior Percentage of a Senior Certificate Group exceeds the Senior Percentage of such Senior Certificate Group as of the Closing Date, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

                   Notwithstanding the preceding paragraph, if (x) on or before the Distribution Date in May 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage for the Aggregate Group II Subordinated Certificates as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Aggregate Group II Mortgage Loans do not exceed 20% of the related original subordinate principal balance, the Senior Prepayment Percentage for each Senior Certificate Group in Aggregate Group II will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage and (y) after the Distribution Date in May 2009, the Aggregate Subordinated Percentage for the Aggregate Group II Subordinate Certificates is at least 200% of the Aggregate Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Aggregate Loan Group II Mortgage Loans do not exceed 30% of the original subordinate principal balance (the "Two Times Test"), the Senior Prepayment Percentage for each Senior Certificate Group in Aggregate Loan Group II will equal the Senior Percentage.

                   The "Subordinated Prepayment Percentage" for a Loan Group of Aggregate Group II Mortgage Loans as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

Senior
Termination Date:  The "Senior Termination Date" for a Senior Certificate
                   Group is the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates of such Senior Certificate Group is reduced to zero.

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------



Credit
Enhancement:       Credit enhancement will be provided by:
                     o The subordination of one or more classes of the securities of the series
                     o The preferential allocation of some or all of the prepayments on the Aggregate Loan Group II Mortgage Loans to the Aggregate Group II Senior Certificates in order to increase the level of subordination in the trust related to the Aggregate Group II Senior Certificates.

Net Mortgage Rate: The "Net Mortgage Rate" with respect to any
                   Mortgage Loan is the related Mortgage Rate minus the related Servicing Fee Rate and lender paid mortgage insurance, if any.

Loss and
Delinquency
Tests: Notwithstanding the foregoing, no decrease in the related Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:
                     o the outstanding principal balance of all Mortgage Loans in Aggregate Loan Group II delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Aggregate Group II Subordinated Certificates, does not equal or exceed 50%, and
                     o cumulative Realized Losses on the Mortgage Loans in Aggregate Loan Group II do not exceed
                     (a) commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the aggregate Class Principal Balance of the related Aggregate Subordinated Certificates as of the Closing Date (with respect to the Aggregate Subordinated Certificates, the "original subordinate principal balance"),
                     (b) commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,
                     (c) commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,
                     (d) commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and
                     (e) commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

Allocation of      Any realized losses (other than Excess Losses) on the
Realized Losses:   Mortgage Loans in a Loan Group in Aggregate Loan Group II
                   will be allocated as follows: first, to the Aggregate Group
                   II Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance thereof has been reduced to zero; and thereafter, to the Senior Certificates of the related Senior Certificate Group.

                   On each Distribution Date, Excess Losses on the Mortgage Loans in a Loan Group in Aggregate Loan Group II will be allocated pro rata among the Classes of Senior Certificates of the related Senior Certificate Group and the Aggregate Group II Subordinated Certificates as follows: (i) in the case of the Senior Certificates, the Senior Percentage of such Excess Loss will be allocated among the Classes of Senior Certificates (other than the Notional Amount Certificates) in the related Senior Certificate Group pro rata based on their Class Principal Balances immediately prior to that Distribution Date and (ii) in the case of the Aggregate Group II Subordinated Certificates, the Subordinated Percentage of such Excess Loss will be allocated among the Classes of Aggregate Group II Subordinated Certificates pro rata based on each Class' share of the related Subordinated Portion for the related Loan Group.

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------

Excess Loss:       "Excess Losses" are special hazard, fraud or bankruptcy
                   losses that exceed levels specified by the Rating
                   Agencies based on their analysis of the Mortgage Loans.

Senior Credit
Support Depletion
Date: The "Senior Credit Support Depletion Date" for the Aggregate Group II Senior Certificates is the date on which the aggregate Class Principal Balance of the Aggregate Group II Subordinated Certificates has been reduced to zero.

Senior
Certificate
Priority of
Distributions:     With respect to any Distribution Date, from the Senior
                   Principal Distribution Amount for the Group 2 Mortgage
                   Loans, sequentially to the Class A-R and Class 2-A
                   Certificates, in that order, until retired.


                   With respect to any Distribution Date, from the Senior Principal Distribution Amount for the Group 3 Mortgage Loans, to the Class 3-A Certificates until retired.


Subordinated
Certificate
Priority of
Distributions:     From the Aggregate Loan Group II available funds
                   remaining after distribution to the Senior Certificates in Aggregate Group II, sequentially, to interest on and then principal to the Group II Subordinated Certificates, in order of the numerical class designations beginning with the Class II-B-1 Certificates, in each case up to the maximum amount of interest and principal to be distributed to those Classes o that Distribution Date.

Trust Tax Status:  One or more REMICs.

ERISA Eligibility: Subject to the considerations in the Prospectus and the
                   Free Writing Prospectus, the Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility: It is anticipated that the Class II-B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration       This term sheet does not contain all information that is
Statement and      required to be included in a registration statement, or
Prospectus:        in a base prospectus and prospectus supplement.

                   The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                   The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/
                              ---------------------------------------
                   762153/000091412106000636/0000914121-06-000636.txt.
                   --------------------------------------------------

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------

Risk Factors:      PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                   INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE
                   WRITING PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY MORTGAGE
                   LOAN TRUST 2006-8AR TRANSACTION REFERRED FOR A DESCRIPTION
                   OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH
                   AN INVESTMENT IN THE OFFERED CERTIFICATES.

Static Pool        Information concerning the sponsor's prior residential
Information:       mortgage loan securitizations involving fixed- and
                   adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/
                   Prime_AltA.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------


                 Weighted Average Life ("WAL") Sensitivity(1)
               To Maturity (of the last maturing Mortgage Loan)




        Prepay   Prepayment          0        15        25        35        50
        Speed    Assumption
                 (% )

        II-B-1   WAL (yrs)       22.10      9.93      6.13      4.58      3.20
                 Principal     1 - 360   1 - 360   1 - 360   1 - 360   1 - 358
                 Window

---------------------------------------------------------------------------------
        Prepay   Prepayment          0        15        25        35        50
        Speed    Assumption
                 (% )

        II-B-2   WAL (yrs)       22.10      9.93      6.13      4.58      3.20
                 Principal     1 - 360   1 - 360   1 - 360   1 - 360   1 - 358
                 Window

----------------------------------------------------------------------------------
        Prepay   Prepayment          0        15        25        35        50
        Speed    Assumption
                 (% )

        II-B-3   WAL (yrs)       22.10      9.93      6.13      4.58      3.20
                 Principal     1 - 360   1 - 360   1 - 360   1 - 360   1 - 358
                 Window


1. Run using Structuring Assumptions as further described herein



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------

Structuring Assumptions

      o the Aggregate Loan Group II Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption,

      o no defaults in the payment by mortgagors of principal of and interest on the Aggregate Loan Group II Mortgage Loans are experienced,

      o scheduled payments on the Aggregate Loan Group II Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

      o the scheduled monthly payment for each Aggregate Loan Group II Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining term to stated maturity, so that each Aggregate Loan Group II Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Aggregate Loan Group II Mortgage Loan by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table below,

      o prepayments are allocated as described in this preliminary termsheet and in the free writing prospectus without giving effect to loss and delinquency tests,

      o the initial Class Principal Balance of each Class of Offered Certificates is as set forth on page 2 of this preliminary termsheet,

      o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Aggregate Loan Group II Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

      o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

      o     the Closing Date of the sale of the Certificates is May 31, 2006,

      o neither the Seller nor any Originator is required to repurchase or substitute for any Aggregate Loan Group II Mortgage Loans,

      o the levels of the Six-Month LIBOR and One-Year LIBOR Indices remain constant at 5.274% and 5.394% respectively,

      o     The Clean-up Call is not exercised,

      o the Mortgage Rate on each Aggregate Loan Group II Mortgage Loan with an adjustable Mortgage Rate will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Initial and Subsequent Periodic Rate Caps (as applicable), set forth in the table below,

      o scheduled monthly payments on each Aggregate Loan Group II Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Aggregate Loan Group II Mortgage Loan to equal the fully amortizing payment described above, in some cases, following an interest only period, and

      o Aggregate Loan Group II consists of [37] Mortgage Loans with the following characteristics


-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------




                                                               Original   Remaining
                            Cut-off                             Term to     Term to    Initial   Subsequent
                               Date    Current   Current Net     Stated      Stated   Periodic     Periodic    Gross    Maximum
                          Principal   Mortgage      Mortgage   Maturity    Maturity       Rate         Rate   Margin   Mortgage
Type     Index Name     Balance ($)   Rate (%)      Rate (%)   (Months)    (Months)    Cap (%)      Cap (%)      (%)   Rate (%)
----  -------------   -------------   --------   ----------- ----------   ---------   --------   ----------  -------   --------
ARM    1 Year LIBOR      318,313.94    6.50000       6.12500       360          349    5.00000      2.00000  2.25000   11.50000
ARM    1 Year LIBOR    2,191,256.10    6.76263       6.38763       360          358    6.00000      2.00000  2.25000   12.76263
ARM    1 Year LIBOR      892,000.00    6.62220       6.24720       360          358    5.00000      2.00000  2.25000   11.62220
ARM    1 Year LIBOR      880,000.00    6.37500       6.00000       360          358    5.00000      2.00000  2.25000   11.37500
ARM    1 Year LIBOR    1,832,000.00    6.51583       6.14083       360          357    6.00000      2.00000  2.25000   12.51583
ARM    1 Year LIBOR      558,400.00    6.87500       6.50000       360          359    6.00000      2.00000  2.25000   12.87500
ARM    1 Year LIBOR    1,003,000.00    6.24439       5.86939       360          359    6.00000      2.00000  2.25000   12.24439
ARM   6 Month LIBOR    1,204,937.89    6.87500       6.50000       360          358    5.00000      1.00000  3.12500   11.87500
ARM   6 Month LIBOR      948,020.04    6.55241       6.17741       360          358    6.00000      2.00000  2.25000   12.55241
ARM   6 Month LIBOR      797,922.02    6.75000       6.37500       360          358    6.00000      2.00000  2.25000   12.75000
ARM   6 Month LIBOR    1,108,482.02    6.83233       6.45733       360          359    6.00000      2.00000  2.25000   12.83233
ARM   6 Month LIBOR      667,500.00    6.00000       5.62500       360          359    6.00000      2.00000  2.25000   12.00000
ARM   6 Month LIBOR      530,000.00    5.50000       5.12500       360          357    5.00000      1.00000  2.25000   10.50000
ARM   6 Month LIBOR    9,546,580.19    6.67149       6.29649       360          358    6.00000      2.00000  2.25000   12.67149
ARM   6 Month LIBOR    7,810,286.00    6.72423       6.34923       360          358    6.00000      2.00000  2.25000   12.72423
ARM   6 Month LIBOR    1,357,312.00    6.69685       6.32185       360          358    6.00000      2.00000  2.25000   12.69685
ARM   6 Month LIBOR   11,443,570.00    6.72668       6.35168       360          359    6.00000      2.00000  2.25000   12.72668
ARM   6 Month LIBOR      456,000.00    6.62500       6.25000       360          358    6.00000      2.00000  2.25000   12.62500
ARM   6 Month LIBOR      332,527.30    6.75000       6.37500       360*         359    5.95000      2.00000  2.25000   12.75000
ARM   6 Month LIBOR      423,245.53    6.87500       6.50000       360*         358    6.00000      2.00000  2.25000   12.87500
ARM    1 Year LIBOR      693,790.13    6.71855       6.34355       360          357    5.00000      2.00000  2.25000   11.71855
ARM    1 Year LIBOR    1,009,968.08    7.22480       6.84980       360          359    6.00000      2.00000  2.75000   13.22480
ARM    1 Year LIBOR    3,455,500.00    6.64746       6.27246       360          358    5.00000      2.00000  2.25000   11.64746
ARM    1 Year LIBOR      987,950.00    6.80718       6.43218       360          359    5.00000      2.00000  2.25000   11.80718
ARM    1 Year LIBOR      159,947.72    6.50000       6.12500       360          355    6.00000      2.00000  2.25000   12.50000
ARM    1 Year LIBOR      650,000.00    6.87500       6.50000       360          358    6.00000      2.00000  2.25000   12.87500
ARM    1 Year LIBOR    1,480,000.00    6.72297       6.34797       360          359    6.00000      2.00000  2.25000   12.72297
ARM   6 Month LIBOR    5,023,345.13    6.94442       6.56942       360          360    6.00000      2.00000  2.25000   12.94442
ARM   6 Month LIBOR    2,994,028.99    6.66692       6.29192       360          359    6.00000      2.00000  2.25000   12.66692
ARM   6 Month LIBOR      648,311.62    6.75000       6.37500       360          358    6.00000      2.00000  2.25000   12.75000
ARM   6 Month LIBOR   46,611,404.67    6.90129       6.52629       360          359    6.00000      2.00000  2.25000   12.90129
ARM   6 Month LIBOR   17,106,261.88    6.86305       6.48805       360          359    6.00000      2.00000  2.25000   13.14328
ARM   6 Month LIBOR    1,051,000.00    6.61323       6.23823       360          358    6.00000      2.00000  2.25000   12.61323
ARM   6 Month LIBOR    1,055,200.00    7.19323       6.81823       360          359    6.00000      2.00000  2.52293   13.19323
ARM   6 Month LIBOR      438,400.00    6.75000       6.37500       360          359    6.00000      2.00000  2.25000   12.75000
ARM   6 Month LIBOR   17,870,790.47    6.80286       6.42786       360          359    6.00000      2.00000  2.25000   12.80286
ARM   6 Month LIBOR    1,095,000.00    7.05377       6.67877       360          358    6.00000      2.00000  2.25000   13.05377






                                                 Remaining
        Minimum    Months to    Rate Reset   Interest-Only
       Mortgage    Next Rate     Frequency          Period
Type   Rate (%)   Adjustment      (Months)        (Months)   Group
----   --------   ----------    ----------   -------------   -----
ARM     2.25000           73            12             N/A       2
ARM     2.25000           82            12              82       2
ARM     2.25000           82            12             118       2
ARM     2.25000           82            12             118       2
ARM     2.25000           81            12             117       2
ARM     2.25000           83            12             119       2
ARM     2.25000           83            12             119       2
ARM     3.12500           82             6             N/A       2
ARM     2.25000           82             6             N/A       2
ARM     2.25000           82             6             N/A       2
ARM     2.25000           83             6             N/A       2
ARM     2.25000           83             6              83       2
ARM     2.25000           81             6             117       2
ARM     2.25000           82             6             118       2
ARM     2.25000           82             6             118       2
ARM     2.25000           82             6             118       2
ARM     2.36054           83             6             119       2
ARM     2.25000           82             6             118       2
ARM     2.25000          119             6             N/A       3
ARM     2.25000          118             6             N/A       3
ARM     2.25000          117            12             N/A       3
ARM     4.59636          119            12             N/A       3
ARM     2.25000          118            12             118       3
ARM     2.25000          119            12             119       3
ARM     2.25000          115            12             115       3
ARM     2.25000          118            12             118       3
ARM     2.25000          119            12             119       3
ARM     2.25000          120             6             N/A       3
ARM     2.25000          119             6             N/A       3
ARM     2.25000          118             6             N/A       3
ARM     2.25000          119             6             119       3
ARM     2.25950          119             6             119       3
ARM     2.25000          118             6             118       3
ARM     2.52293          119             6             119       3
ARM     2.25000          119             6             119       3
ARM     2.25000          119             6             119       3
ARM     2.25000          118             6             118       3


* Balloon Loan; Original Amortization is 480

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------



               Preliminary Collateral Information for MSM 06-6AR
                                Group 2: 7/1 Hybrids
                                44MM (+ / - 10%)
                                Senior/Sub Structure

GWAC                            6.66% (+/- .10%)
GWAC Range                      5.50% - 7.125%
NWAC                            6.29% (+/- .10%)
Floating Rate Index             82% - 6mo LIBOR, 18% - 1yr LIBOR
WA Net Margin                   1.90% (+/- .10%)
Cap Structure                   Initial: 5.91% Avg (+/- 5%)
                                --------
                                Periodic: 2% (+/- 5%) (Some are 1%
                                ---------
                                semi-annual caps)
                                Lifetime: 5.91% Avg (+/- 5%)
                                ---------
WA MTR                          82 months (+/- 3)
WALA                            2 month (+/- 3)
Average loan size               $605,000 (+/- 50k)
Conforming Balance              6% (+/- 10%)
Max loan size                   $2,000,000
Average LTV                     73% (+/- 10%)
Max Loans > 80 LTV with no MI   0%
or Pledged Assets
Average FICO                    711 (+/- 10 points)
Minimum FICO                    620
Full / Alt documentation        11% (+/- 10%)
Max no documentation            10%
Interest Only                   90% (+/- 10%)
Owner occupied                  92% (+/- 10%)
Property type                   88% single family detached/PUD (+/- 10%)
Investor properties             5% (+/- 10%)
Loan purpose                    39% cash-out refinance (+/- 10%)
Prepay penalties                61% (33% - 3yr) (+/- 10%)
California Concentration        75% (+/- 10%)



Note: All characteristics are preliminary and are subject to the final collateral pool


-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------



               Preliminary Collateral Information for MSM 06-6AR
                            Group 3: 10/1 Hybrids
                            103MM (+ / - 10%)
                            Senior/Sub Structure

GWAC                        6.86% (+/- .10%)
GWAC Range                  5.625% - 7.375%
NWAC                        6.49% (+/- .10%)
Floating Rate Index         92% - 6mo LIBOR, 8% - 1yr LIBOR
WA Net Margin               1.88% (+/- .10%)
Cap Structure               Initial: 5.95% Avg (+/- 5%)
                            --------
                            Periodic: 2% (+/- 5%) (Some are 1%
                            ---------
                            semi-annual caps)
                            Lifetime: 6.00% Avg (+/- 5%)
                            ---------
WA MTR                      119 months (+/- 3)
WALA                        1 month (+/- 3)
Average loan size           $560,000 (+/- 50k)
Conforming Balance          14% (+/- 10%)
Max loan size               $1,700,000
Average LTV                 75% (+/- 10%)
Max Loans > 80 LTV with no  0%
MI or Pledged Assets
Average FICO                701 (+/- 10 points)
Minimum FICO                620
Full / Alt documentation    8% (+/- 10%)
Max no documentation        9%
Interest Only               89% (+/- 10%)
Owner occupied              90% (+/- 10%)
Property type               75% single family detached/PUD (+/- 10%)
Investor properties         10% (+/- 10%)
Loan purpose                41% cash-out refinance (+/- 10%)
Prepay penalties            46% (21% - 3yr) (+/- 10%)
California Concentration    77% (+/- 10%)


Note: All characteristics are preliminary and are subject to the final collateral pool

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------



                                   EXHIBIT 1

The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Group 1 Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of (1):

o if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index"),

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------



"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and
(ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The model used in this prospectus supplement with respect to the Mortgage Loans assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 0% CPR assumes no prepayments. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------



                                   EXHIBIT 2

GMAC Mortgage Corporation

The Sponsor has contracted with GMAC to service the Mortgage Loans owned by the Issuing Entity respect to which the Sponsor owns the servicing rights (the "Sponsor Servicing Rights Mortgage Loans"). GMAC did not originate any of the Sponsor Servicing Rights Mortgage Loans. The Sponsor has the right to terminate GMAC as servicer of the Sponsor Servicing Rights Mortgage Loans at any time, without cause, and sell the servicing rights to a third party as described in "Servicing of the Mortgage Loans -Seller's Retention of Servicing Rights" in this prospectus supplement.

General. GMAC Mortgage Corporation ("GMACM") is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC entered the residential real estate finance business in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMACM.


                              [GRAPHIC OMITTED]


-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

---------------------------------------------------------------------------
MORGAN STANLEY                                                May 18, 2006
Securitized Products         [GRAPHIC OMITTED]
Group
---------------------------------------------------------------------------

Servicing Activities. GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset). The following table sets forth the types of residential mortgage loans comprising GMACM's primary servicing portfolio for which GMACM holds the corresponding mortgage servicing rights.

As of December 31, 2004, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2 million residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 residential mortgage loans having an aggregate principal balance of over $13.9 billion.

As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the mortgage loans.

GMAC Mortgage Corporation Servicing Experience. The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans General Motors Corporation General Motors Acceptance Corporation (GMAC) Residential Capital Corporation (ResCap) GMAC Mortgage Corporation for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $186.4 billion, $32.4 billion, $18.1 billion and $13.0 billion during the year ended December 31, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.




                          GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO ($ IN MILLIONS)
----------------------------------------------------------------------------------------------------------------------------------

                                                                For the Year Ended December 31,
                                                    ------------------------------------------------------
                                                         2005          2004           2003            2002
                                                    ------------------------------------------------------
Prime Conforming Mortgage Loans
-------------------------------
No. of Loans                                        1,392,870     1,323,249      1,308,284       1,418,843
Dollar Amount of Loans                               $186,364      $165,521       $153,601        $150,421
Percentage Change from Prior Year                       12.59%         7.76%          2.11%            N/A

Prime Non-Conforming Mortgage Loans
-----------------------------------
No. of Loans                                           69,488        53,119         34,041          36,225
Dollar Amount of Loans                                $32,385       $23,604        $13,937         $12,543
Percentage Change from Prior Year                       37.20%        69.36%         11.12%            N/A

Government Mortgage Loans
-------------------------
No. of Loans                                          181,679       191,844        191,023         230,085
Dollar Amount of Loans                                $18,098       $18,328        $17,594         $21,174
Percentage Change from Prior Year                       -1.25%         4.17%        -16.91%            N/A

Second Lien Mortgage Loans
--------------------------
No. of Loans                                          392,261       350,334        282,128         261,416
Dollar Amount of Loans                                $13,034       $10,374         $7,023          $6,666
Percentage Change from Prior Year                       25.64%        47.71%          5.36%            N/A

Total Mortgage Loans Serviced
-----------------------------
No. of Loans                                        2,036,298     1,918,546      1,815,476       1,946,569
Dollar Amount of Loans                               $249,881      $217,827       $192,155        $190,804
Percentage Change from Prior Year                       14.72%        13.36%          0.71%            N/A


-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other prior communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates
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